Exhibit 99.1

              Quaker Fabric Reports Third Quarter Financial Results

     FALL RIVER, Mass.--(BUSINESS WIRE)--Oct. 18, 2005--QUAKER FABRIC CORPORATION (NASDAQ Symbol: QFAB) today reported net sales of $46.5 million, a net loss of ($7.2 million), and diluted and basic losses per share of ($0.43) for the three-month period ended October 1, 2005; compared to net sales of $63.6 million, a net loss of ($2.1 million), and diluted and basic losses per share of ($0.13) for the corresponding period of fiscal 2004. Quaker's financial results for the third quarter of fiscal year 2005 include after-tax restructuring, including asset impairment, and related charges of $3.8 million, as well as $0.3 million of after-tax plant relocation expenses. Excluding these charges and expenses, net loss for the third fiscal quarter of 2005 was ($3.1 million), or ($0.18) per diluted share.
     Results of operations for the first nine months of fiscal year 2005 were net sales of $174.6 million, a net loss of ($20.6 million), and diluted and basic losses per share of ($1.22); compared to net sales of $221.1 million, a net loss of ($0.2 million), and diluted and basic losses per share of ($0.01) for the corresponding period of fiscal 2004. Excluding restructuring charges, including asset and goodwill impairment and related charges recorded in the second and third quarters, as well as a $1.2 million tax credit related to the favorable settlement of a state income tax refund claim recorded in the second quarter, net loss for the first nine months of fiscal 2005 was ($8.2 million), or ($0.49) per share.
     "Restructuring Quaker's operations in order to restore the company to profitability remains our top priority. To that end, during the third quarter, we implemented approximately $17.0 million of additional cost-cutting measures, on an annualized basis, including further staffing reductions directly affecting about 160 company employees and a reduction of approximately $3.0 million in our annualized SG&A costs. These cuts bring aggregate planned reductions in the company's cost structure since the second quarter of last year to approximately $46.0 million on an annualized basis. As part of this effort, we also achieved during the third quarter reductions versus the second quarter of $1.5 million in the fixed component of our SG&A costs and of $2.6 million in our fixed manufacturing costs - and cash flows during the quarter allowed us to reduce our bank debt by approximately $11.0 million," commented Larry Liebenow, Quaker's President and CEO.
     "We are continuing to make further progress on our efforts to consolidate our operations and sell off excess real estate. So far this year, we have moved operations at three of our Fall River-based facilities into one of our other Fall River plants, and before the end of the year, we will be completing the transfer of our remaining operations at a fourth facility into that same plant. While the related restructuring charges we recorded during the second and third quarters of this year have taken their toll on our year-to-date financial results, they will benefit the P&L going forward," Mr. Liebenow added.
     "Falling consumer confidence levels in the wake of hurricane-related energy cost increases, coupled with continued strong competition from leather and faux suede imports, led to a 26.9% quarter-to-quarter fall off in our net sales for the period - which due to our annual two-week July shutdown period actually had only eleven weeks of operations. We ended the quarter with a total order backlog, including both yarn and fabric, valued at approximately $15.8 million, compared to $15.4 million at the end of this year's second quarter," Mr. Liebenow continued.
     "We implemented a surcharge earlier this month on all fabric and yarn products to compensate for some of the significant increases we saw during the third quarter in our raw material and energy costs, and we will be continuing to aggressively attack our costs during the balance of this year, as well as remaining focused on our efforts to reduce inventory levels. At the same time, we are determined to strengthen our revenues and are pursuing a number of new product and new market initiatives intended to do that, including the introduction next month of our initial collection of fabrics designed and developed by Quaker but manufactured outside the U.S., as well as a planned launch right after the first of the year of an extensive line of products for the outdoor market," Mr. Liebenow continued.
     "While we remain concerned about the impact of imported product, specifically from China, on the domestic market, there does appear to be a somewhat lesser level of demand for sueded products recently. With respect to our yarn sales business, revenues from that segment were running well ahead of last year through the first eight months of the year, but order momentum slowed significantly in September in the face of a slowdown in orders from our largest yarn customer," Mr. Liebenow concluded.
     Quaker Fabric Corporation is a leading manufacturer of woven upholstery fabrics for furniture markets in the United States and abroad, and the largest producer of Jacquard upholstery fabric in the world.

     THIS PRESS RELEASE CONTAINS "FORWARD LOOKING STATEMENTS," AS THAT TERM IS DEFINED IN THE FEDERAL SECURITIES LAWS. THE READER IS CAUTIONED THAT SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THAT, AS A RESULT OF VARIOUS FACTORS, INCLUDING, BUT NOT LIMITED TO, THE LEVEL OF CUSTOMER DEMAND FOR THE COMPANY'S PRODUCTS, HIGHER THAN ANTICIPATED COSTS, ANY INTERRUPTION IN THE SUPPLY OF RAW MATERIALS USED BY THE COMPANY AND LOWER THAN ANTICIPATED PRODUCTION RATES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED. FOR A FURTHER DISCUSSION OF THESE FACTORS, SEE THE COMPANY'S 2004 FORM 10-K.


                      QUAKER FABRIC CORPORATION

                  CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except per share data)

                       STATEMENTS OF OPERATIONS

                             Third Quarter Ended    Nine Months Ended

                              October   October     October  October
                                 1,        2,          1,        2,
                               2005      2004        2005      2004
                             --------- ---------   --------- ---------

Net sales                     $46,457   $63,585    $174,557  $221,101
Cost of products sold          40,382    51,870     150,667   177,292

                             --------- ---------   --------- ---------
Gross profit                    6,075    11,715      23,890    43,809
Selling, general and admin.
 expenses                      10,533    14,185      35,248    41,591
Goodwill impairment                                   5,432
Restructuring charges and
 asset impairments              5,990                 9,652
                             --------- ---------   --------- ---------
Operating income (loss)       (10,448)   (2,470)    (26,442)    2,218
Other expenses
    Interest expense              754       860       2,197     2,567
    Early extinguishment of
     debt                                             2,232
    Other expenses, (income)       13       (31)        145       (83)

                             --------- ---------   --------- ---------
Income (loss) before
 provision for income taxes   (11,215)   (3,299)    (31,016)     (266)
Provision (benefit) for
 income taxes                  (4,060)   (1,171)    (10,429)      (94)

                             --------- ---------   --------- ---------
Net income (loss)             $(7,155)  $(2,128)   $(20,587)    $(172)
                             ========= =========   ========= =========

Earnings (loss) per common
 share - basic                 $(0.43)   ($0.13)     $(1.22)   ($0.01)
                             ========= =========   ========= =========

Weighted average shares
  outstanding - basic          16,826    16,821      16,826    16,817
                             ========= =========   ========= =========

Earnings (loss) per common
 share - diluted               $(0.43)   ($0.13)     $(1.22)   ($0.01)
                             ========= =========   ========= =========

Weighted average shares
  outstanding - diluted        16,826    16,821      16,826    16,817
                             ========= =========   ========= =========


Note: Earnings per common share amounts for the quarters and for the nine month periods presented have each been calculated separately. Accordingly, quarterly amounts may not add to the nine month period amounts.


Ratio analysis:
----------------------------
Gross profit margin              13.1%     18.4%       13.7%     19.8%
S.G. & A. as a percentage of
 net sales                       22.7%     22.3%       20.2%     18.8%
Operating margin                -22.5%     -3.9%      -15.1%      1.0%
Net margin                      -15.4%     -3.3%      -11.8%     -0.1%

Order backlog                                       $15,830   $19,602
----------------------------


                      QUAKER FABRIC CORPORATION

       Reconciliation of Operating Income (loss) as Reported to
                  Pro Forma Operating Income (loss)

                                        Third Quarter     Nine Months
                                             Ended            Ended

                                          October 1,       October 1,
                                             2005             2005
                                       --------------     ----------

Operating loss, as reported                 $(10,448)      $(26,442)
    Restructuring charges and asset
     impairments                               5,990          9,652
    Goodwill impairment                            0          5,432
    Plant relocation and duplicate
     occupancy costs                             430            801
                                       --------------     ----------
Pro forma operating loss                     $(4,028)      $(10,557)
                                       ==============     ==========



                      QUAKER FABRIC CORPORATION
              Reconciliation of Net Loss as Reported to
                          Pro Forma Net Loss

                                         Third Quarter    Nine Months
                                              Ended           Ended

                                           October 1,      October 1,
                                             2005             2005
                                         ------------     -----------

Net loss, as reported                       $(7,155)       $(20,587)
    Early extinguishment of debt, net of
      income taxes                                            1,424
    Restructuring charges and asset
     impairments, net of income taxes         3,822           6,158
    Goodwill impairment                                       5,432
    Plant relocation and duplicate
     occupancy costs, net of income taxes       275             511
Tax benefit from settlement of R&D claims                    (1,167)
                                         -----------      ----------
Pro forma net loss                          $(3,058)        $(8,229)
                                         ===========      ==========
Pro forma net loss, per share                $(0.18)         $(0.49)
                                         ===========      ==========


                       CONDENSED BALANCE SHEETS

                                               October 1,  January 1,
                                                 2005        2005
                                               ---------   ---------

Assets
  Current assets:
     Cash and cash equivalents                     $739      $4,134
     Accounts receivable                         33,617      40,708
     Inventories                                 41,923      43,858
     Prepaid expenses and other current assets   10,694      11,893
                                               ---------   ---------
      Total current assets                       86,973     100,593

  Property, plant and equipment, net            141,585     158,480
  Goodwill, net of amortization                       0       5,432
  Other assets                                    3,521       2,000
                                               ---------   ---------
                                               $232,079    $266,505
                                               =========   =========
Liabilities and Stockholders' Equity
Current maturities of long term debt and short
 term debt                                      $20,022     $40,000
Accounts payable and accrued expenses            20,551      27,197
                                               ---------   ---------
  Total current liabilities                      40,573      67,197

Total debt                                       41,022      40,000
Less: current maturities of long term debt       (4,000)          0
Less: short term debt                           (16,022)    (40,000)
                                               ---------   ---------
  Total long-term debt                           21,000           0
  Deferred income taxes and other liabilities    23,923      32,816
  Stockholders' equity                          146,583     166,492
                                               ---------   ---------
                                               $232,079    $266,505
                                               =========   =========

    This document contains "forward looking statements," as that term is defined in the federal securities laws. The reader is cautioned that such statements are not guarantees of future performance and that, as a result of various factors, including, but not limited to, the level of customer demand for the Company's products, higher than anticipated costs and lower than anticipated production rates, actual results may differ materially from those projected. For a further discussion of these factors, see the Company's 2004 10-K.


     CONTACT: Quaker Fabric Corporation
              Larry A. Liebenow, 508-646-2264
              or
              Paul J. Kelly, 508-646-2251
              or
              Cynthia L. Gordan, 508-646-2261